SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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[_] Soliciting Material Under Rule 14a-12

                               General Mills, Inc.
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                (Name of Registrant as Specified in Its Charter)



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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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In August and September, General Mills will send the following form of letter to a number of its large shareholders.

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August ___, 2003


Dear Shareholder:

As you know, at the Company's 2003 Annual Meeting of Shareholders on September 22, 2003, we will be seeking your approval of the General Mills 2003 Stock Compensation Plan.

The key points of the 2003 Plan, which is described in greater detail in the proxy statement you have received, are:

     1.   It is a two-year plan, with a 15 million share authorization.
     2. We are adopting a new approach to stock compensation. We will make a shift to grant a blend of restricted stock and stock options. Restricted stock and stock option grants will be performance driven, based on our overall level of corporate performance.
     3. We will have a significant reduction in our run rate. The annual run rate will be 1.6% at standard performance levels. It can be as low as 1.2% or as high as 2.0% based on overall company performance. This will lead to a large reduction in our stock overhang over time.
     4. We will continue many compensation and governance best practices, including:
          a.   No stock option repricings.
          b.   No discounted stock options.
          c.   No reload stock options.
          d.   No loans.
          e.   No evergreen provision.
          f.   Limitation on use of restricted stock (25%).
          g.   Meaningful vesting requirements (four years).
          h.   Broad participation.
          i. Independent Compensation Committee, with access to their own independent compensation consultant.
     5. We will discontinue using the two existing 1998 stock plans (which currently have approximately 1.3 million shares available for grant) upon approval of this plan.

We hope you will decide to vote YES for the Plan.

Sincerely,



Michael L. Davis
Vice President, Compensation, Benefits and Staffing